EXHIBIT 99.1

SoundBite Communications Reports Third Quarter 2011 Financial Results

Revenues of $11.0 Million Hits High End of Guidance Range; Achieves Non-GAAP Operating Income

BEDFORD, Mass., Nov. 2, 2011 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the third quarter 2011. Third quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $11.0 million, a 15% sequential increase and an increase of 13% compared to the same quarter in 2010. Net loss was $196,000 for the third quarter of 2011, or a net loss per share of $0.01, versus a net loss of $1.2 million or a net loss per share of $0.07 in the third quarter of 2010.

On a non-GAAP basis, excluding non-cash stock compensation expense, amortization of intangibles and the present value adjustment related to the SmartReply earn out payment, net income was $434,000, or a net income per share of $0.03 in the third quarter, compared to a net loss of $826,000 or  $0.05 per share in the same quarter in 2010.

"This was a very important and exciting quarter for SoundBite," stated Jim Milton, president and CEO of SoundBite Communications. "We were able to make great progress on all fronts -- strategically with the integration of SmartReply and transforming ourselves into a mobile marketing player as well as traction in our partner channel; product-wise with the delivery of more offerings aimed towards the outbound contact center space; operationally with our PCI DSS Certification in Europe; and, financially, hitting the high end of the range and achieving non-GAAP profitability earlier than what we guided towards."

Milton continued, "The focus in the fourth quarter will be to build on the foundations we have set in place, continue building our pipeline and penetrate further into our client base, and be well-positioned for growth in 2012."

Recent Highlights

  Announced a new Mobile Marketing client, Stage Stores, and collaboration efforts in developing a mobile database to enable more engaging customer communications and drive opt-ins.
  Enhanced its hosted Predictive Dialer offering providing organizations with a comprehensive alternative to on-premise dialers.
  Earned Level 1 PCI DSS Certification in Europe demonstrating its proactive commitment to information security.

Quarterly Results

GAAP Results

Gross margin for the third quarter of 2011 was 58.6% versus 59.3% in the third quarter of 2010.  Operating expenses were $6.6 million in the third quarter of 2011.  Operating expenses as a percentage of revenues were 60.3% in the third quarter versus 71.5% in the year-earlier period.

Net loss was $196,000 for the third quarter of 2011 versus a net loss of $1.2 million in the third quarter of 2010. Net loss per share for the third quarter of 2011 was $0.01, versus a net loss per share of $0.07 in the same quarter of 2010.

Net loss in the third quarterof 2011 included stock-based compensation expense of $274,000, amortization of intangible assets of $309,000 associated primarily with the Company's acquisition of SmartReply and a present value adjustment of $47,000 related to the SmartReply earn out. Net loss in the third quarter of 2010 included stock-based compensation expense of $343,000 and amortization of intangibles of $14,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Non-GAAP Results

Third quarter 2011 non-GAAP net income per share was $0.03, compared to a non-GAAP net loss per share of $0.05 for the same period in 2010. Third quarter 2011 non-GAAP net income computations exclude stock compensation expense, amortization associated primarily with the Company's acquisition of SmartReply, and the present value adjustment related to the Smart Reply earn out, compared to the exclusion of stock compensation and amortization associated with Mobile Collect in the third quarter 2010. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

For the third quarter 2011, cash flow from operating activities was $406,000.

Free cash flow in the third quarter, calculated as cash flow from operating activities, less payments of contingent purchase price payments to Mobile Collect and purchases of property and equipment resulted in a negative $61,000.

Fourth Quarter Guidance

Based on information available as of November 2, 2011, SoundBite is issuing guidance for the fourth quarter 2011 as follows:

For the fourth quarter of 2011, SoundBite currently projects revenues in the range of $11.0 million to $11.5 million and gross margin in the range of 58% to 59%. Operating expenses are expected to be approximately $7.1 million. The projection for GAAP operating loss is in the range of $250,000 to $550,000 and on a per share basis is a net loss of $0.02 to $0.03 for the fourth quarter of 2011.

The non-GAAP operating projections are for an operating income of $100,000 to $400,000. Operating income excludes stock based compensation of approximately $300,000, amortization of intangibles of $300,000 primarily associated with the Company's acquisition of SmartReply and the present value adjustment related to the SmartReply earn out of $50,000. On a non-GAAP net income basis, which excludes stock-based compensation expense, amortization of intangibles and the present value adjustment related to the SmartReply earn out, the Company projects a net income of $0.01 to $0.02 per share.  The non-GAAP projections assume a basic weighted share count of approximately 16.5 million shares for the fourth quarter of 2011. SoundBite expects depreciation expense to be approximately $350,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available in the U.S. at +1 888 350 0137 and outside the U.S. at +1 970 315 0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on November 4, 2011 and can be accessed by dialing +1 855 859 2056 in the U.S. and +1 404 537 3406 for callers outside the U.S. and entering pass code 18863321.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude tax benefits related to the acquisition of SmartReply, stock compensation expense, amortization and severance expense. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to exclude contingent purchase price related to our Mobile Collect acquisition, investment in capitalized software and purchases of property and equipment.  SoundBite believes the presentation of these non-GAAP financial measures enhance investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of cloud-based, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Fourth Quarter Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part I in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$ 10,956	$ 9,723	$ 29,671	$ 29,347
Cost of revenues (1)	4,532	3,961	12,364	11,908
Gross profit	6,424	5,762	17,307	17,439
Operating expenses:
Research and development (1)	1,547	1,519	4,541	4,536
Sales and marketing (1)	3,501	3,740	10,282	11,037
General and administrative (1)	1,562	1,693	5,279	5,233
Total operating expenses	6,610	6,952	20,102	20,806
Operating loss	(186)	(1,190)	(2,795)	(3,367)
Other income:
Interest and other (loss) income	(10)	7	(8)	11
Loss before income tax benefit	(196)	(1,183)	(2,803)	(3,356)
Income tax benefit	0	0	905	0
Net loss	$ (196)	$ (1,183)	$ (1,898)	$ (3,356)

Net loss per common share:
Basic & Diluted	$ (0.01)	$ (0.07)	$ (0.12)	$ (0.21)
Weighted average common shares outstanding:
Basic & Diluted	16,455,800	16,359,705	16,424,722	16,334,603

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30		Nine Months Ended September 30,
	2011	2010	2011	2010

Cost of revenues	$ 10	$ 11	$ 31	$ 31
Research and development	52	64	158	180
Sales and marketing	116	123	345	355
General and administrative	96	145	349	450
	$ 274	$ 343	$ 883	$ 1,016

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 20,232	$ 34,157
Short-term investments	7,431	0
Accounts receivable, net of allowance for doubtful accounts of $156 at September 30, 2011 and $197 at December 31, 2010	8,007	6,577
Prepaid expenses and other current assets	1,669	1,183
Total current assets	37,339	41,917
Property and equipment, net	2,121	2,550
Intangible assets, net	2,374	517
Goodwill	4,016	762
Other assets	148	229
Total assets	$ 45,998	$ 45,975

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 803	$ 1,067
Accrued expenses	3,742	3,297
Total current liabilities	4,545	4,364

Non-current liabilities:
Other liabilities	1,260	421
Total liabilities	5,805	4,785

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,656,731 and 16,576,701 shares issued at September 30, 2011 and December 31, 2010; 16,448,752 and 16,381,316 shares outstanding at September 30, 2011 and December 31, 2010	17	17
Additional paid-in capital	70,386	69,454
Treasury stock, at cost —207,979 shares at September 30, 2011 and 195,385 shares at December 31, 2010	(163)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(29,975)	(28,077)
Total stockholders' equity	40,193	41,190
Total liabilities and stockholders' equity	$ 45,998	$ 45,975
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$ (1,898)	$ (3,356)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,003	1,450
Adjustment to contingent consideration	47	0
Amortization of intangible assets	501	50
Amortization of premiums paid on short-term investments	2	0
Stock-based compensation	883	1,016
Provision for doubtful accounts	41	60
Deferred tax asset	(905)	0
Gain on sale of equipment	(3)	0
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(790)	271
Prepaid expenses and other current assets	(411)	297
Other assets	81	(53)
Accounts payable	(402)	693
Accrued expenses and other liabilities	(341)	283
Net cash used in operating activities	(2,192)	711
Cash flows from investing activities:
Cash paid related to acquisition of Mobile Collect	(476)	(344)
Cash paid related to acquisition of SmartReply	(3,150)	0
Investment in capitalized software	0	(489)
Proceeds from sale of equipment	3	0
Purchases of investments	(7,433)	0
Purchases of property and equipment	(695)	(1,110)
Net cash used in investing activities	(11,751)	(1,943)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	49	82
Treasury stock purchases	(31)	0
Net cash provided by financing activities	18	82
Net decrease in cash and cash equivalents	(13,925)	(1,150)
Cash and cash equivalents, beginning of period	34,157	36,322
Cash and cash equivalents, end of period	$ 20,232	$ 35,172

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$ 46	$ 11

Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 2	$ 271
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 216	$ 159
Contingent consideration and consideration payable, included in accrued expenses and other liabilities	$ 1,205	$ --
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
( in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP cash flows generated from (used in) operating activities	$406	$765	$ (2,192)	$ 711
Contingent purchase price payments to Mobile Collect	(167)	(116)	(476)	(344)
Investments in capitalized software	--	(192)	--	(489)
Purchases of property and equipment	(300)	(489)	(695)	(1,110)
Non-GAAP free cash flows	$ (61)	$ (32)	$ (3,363)	$ (1,232)
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss) and EPS
( in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP net loss	$ (196)	$ (1,183)	$ (1,898)	$ (3,356)
Stock compensation expense	274	343	883	1,016
Amortization expense	309	14	501	50
Adjustment to contingent consideration	47	--	47	--
Severance expense	--	--	94	--
Tax benefit	--	--	(905)	--
Non-GAAP net income (loss)	$ 434	$ (826)	$ (1,278)	$ (2,290)

Non-GAAP net income (loss) per common share:
Basic & Diluted	$ 0.03	$ (0.05)	$ (0.08)	$ (0.14)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic	16,455,800	16,359,705	16,424,722	16,334,603
Diluted	16,487,486	16,359,705	16,424,722	16,334,603
CONTACT:  IR Contact:
          Lynn Ricci
          SoundBite Communications
          +1 781-897-2696
          lricci@SoundBite.com

          Media Contact:
          Rachael Royds
          SoundBite Communications
          +1 781-897-2584
          rroyds@SoundBite.com